DO NOT DESTROY THIS NOTE: When paid, this note with Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made

NOTE SECURED BY DEED OF TRUST

$150,000 **Date: June 17, 2024**

Los Angeles, California,

At the times stated, for value received, **Mopane Investments, LLC, a Wyoming Limited Liability Company** ("Maker") promise(s) to pay to **Belladonna Lily Investments, Inc, a Wyoming Corporation** ("Payee") or order, at **1621 Central Avenue, Cheyenne, WY 82001**, the sum of **One Hundred Fifty Thousand Dollars 00/100 ($150,000.00)** with interest only from **June 18th, 2024** on unpaid principal at the rate of **6.00** per cent per annum. Interest only payable in monthly installments ~~of Six Hundred~~ **and Fifty Dollars AND 00/100 (~~$650~~.00)** or more on the **1st** day of each month, beginning on the **1st** day of **July 2024** and continuing until the **30th** day of **June 2029** at which time the entire principal balance together with interest due thereon, shall become due and payable. $750/M 6/18/2024

This loan to be secured by a Deed of Trust recorded against 1460 N. Eastern Ave, Los Angeles, CA 90063 (APN: 5225-010-004)

Principal Balance is increased to **$175,000** effective **June 17, 2024**, subject to terms above, to reflect inclusion of $25,000 note signed February 27, 2024, between same parties. Said note of $25,000 is attached hereto and is hereby cancelled.

Principal and interest payable in lawful money of the United States. If action be instituted on this note, We promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to North American Title Company, a California corporation, as TRUSTEE.

Mopane Investments, LLC, a Wyoming Limited Liability Company (Borrower)

David Behrend, Manager

Sign & Date

Belladonna Lily Investments, Inc. (Lender)

Jonathan Barrett, President

Loan Balance is increased to $305,000 effective October 1, 2024. Payment is increased to $1,525.

Date 10/1/2024

David Behrend, Manager

Date 10 · 1 · 2024

Jonathan Barrett, President

EXHIBIT "A"

1. "Should the trustor or his successors in interest, without the consent in writing of the beneficiary, sell, transfer of convey or permit to be sold, transferred or conveyed, his interest in the property, or any part thereof, then the beneficiary may, at his option, declare all sums secured hereby immediately due and payable."

2. "This Note is subject to Section 2966 of the Civil Code, which provides that the holder of this Note shall give written notice to the Trustor, or his successor in interest, of prescribed information at least ninety days and not more than one hundred and fifty days before any balloon payment is due." Notice is deemed given by payee to maker to pay loan by June 30, 2029.

3. No prepay penalty

4. Late fee of 5% of monthly payment if paid 11 days or more after payment date.